UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 18, 2005

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-23071 (Commission File Number)	31-1241495 (IRS Employer ID Number)

915 Secaucus Road, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201)558-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2005, the Board of Directors of The Children’s Place Retail Stores, Inc. (the “Company”) approved a new compensation plan for its non-employee Directors. Under the plan, each such Director will receive an annual retainer of $30,000.00 and an annual grant of 6,000 stock options under the Company’s stock option plan (or any similar plan then in effect). In addition, each non-employee Director will receive $1,250.00 for each meeting of the Board of Directors attended, plus reimbursement of reasonable out-of-pocket expenses. The Chairperson of each of the Company’s Corporate Governance Committee and Compensation Committee will receive additional annual compensation of $7,500.00. The Chairperson of the Company’s Audit Committee will receive additional annual compensation of 10,000.00. Each member of a standing committee of the Board of Directors will receive $1,000.00 for each committee meeting attended, plus reimbursement of reasonable out-of-pocket expenses.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC. By: /s/ Steven Balasiano Name: Steven Balasiano Title: Senior Vice President, General Counsel and Chief Administrative Officer

Dated: April 22, 2005